UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Starbucks Corporation (the “Company”) held on March 21, 2012 (the “2012 Annual Meeting”), the Company’s shareholders approved an amendment and restatement of the Starbucks Corporation Executive Management Bonus Plan (the “Plan”). The Board of Directors of the Company (the “Board”) had previously adopted and approved the amended and restated Plan on November 8, 2011, subject to shareholder approval.

The amendments to the Plan include the following: (1) expand the list of performance measures that can be used for objective performance goals, (2) increase the maximum dollar amount that may be payable to any participant in any one year under the objective performance goals from $3,500,000 to $10,000,000, (3) subject certain awards under the Plan to the Starbucks Recovery of Incentive Compensation Policy, and (4) make certain other administrative changes. The foregoing summary of the Plan amendments is qualified in its entirety by reference to Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 26, 2012 (the “Proxy Statement”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting, the Company’s shareholders voted on (1) the election of 11 directors nominated by the Board to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified, (2) an advisory resolution on executive compensation, (3) an amendment and restatement of the Plan, (4) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012, and (5) a shareholder proposal regarding a Board committee on sustainability.

The table below sets forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Directors
Howard Schultz	547,203,881	17,733,193	515,693	104,574,641
William W. Bradley	564,309,214	759,533	384,020	104,574,641
Mellody Hobson	561,762,866	3,324,459	365,442	104,574,641
Kevin R. Johnson	564,524,712	519,842	408,213	104,574,641
Olden Lee	562,566,943	2,323,714	562,110	104,574,641
Joshua Cooper Ramo	564,381,749	664,716	406,302	104,574,641
James G. Shennan, Jr.	560,836,559	4,213,243	402,965	104,574,641
Clara Shih	564,406,638	674,435	371,694	104,574,641
Javier G. Teruel	564,288,419	764,955	399,393	104,574,641
Myron E. Ullman, III	564,254,644	783,660	414,463	104,574,641
Craig E. Weatherup	560,981,882	4,059,623	411,262	104,574,641

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Approval of Advisory Resolution on Executive Compensation	527,182,101	35,091,194	3,179,472	104,574,641

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: Approval of Amendment and Restatement of the Executive Management Bonus Plan	548,558,893	16,026,243	867,631	104,574,641

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4: Ratification of Independent Registered Public Accounting Firm	664,274,336	5,151,404	601,668	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 5: Shareholder Proposal Regarding Board Committee on Sustainability	20,064,791	470,258,539	75,129,437	104,574,641

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: March 26, 2012

	By:	/s/ Paula E. Boggs
Paula E. Boggs
executive vice president, general counsel and secretary